SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    --------


                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of Earliest Event Reported): June 29, 2004


                          MONEYGRAM INTERNATIONAL, INC.
             (Exact Name of Registrant as Specified in its Charter)



       Delaware               001-31950             16-1690064
       --------               ---------             ----------
    (State or other        (Commission File        (IRS Employer
    jurisdiction of            Number)            Identification
    incorporation)                                    Number)



              1550 UTICA AVENUE SOUTH, MINNEAPOLIS, MINNESOTA 55416
              -----------------------------------------------------
                    (Address of principal executive offices)

                                 (952) 591-3000
             -----------------------------------------------------
               (Registrant's telephone number, including area code)



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ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE.

     On June 29, 2004, MoneyGram International, Inc. ("MoneyGram") entered into a $350,000,000 Credit Agreement with the lenders, Bank One, NA, as agent, Wachovia Bank, National Association and Bank of America, N.A., as co-syndication agents and KeyBank National Association and U.S. Bank National Association as co-documentation agents (the "Credit Agreement"). Under the Credit Agreement, the lenders have conditionally made available to MoneyGram a $100 million term loan and a $250 million revolving credit facility (which revolving credit facility may be increased to $300 million under certain circumstances). A copy of the Credit Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)     Exhibits.

        10.1 $350,000,000 Credit Agreement, dated as of June 29, 2004, among MoneyGram International, Inc., the lenders, Bank One, NA, as agent, Wachovia Bank, National Association and Bank of America, N.A., as co-syndication agents and KeyBank National Association and U.S. Bank National Association as co-documentation agents

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                 MONEYGRAM INTERNATIONAL, INC.


                                 By: /s/ Philip W. Milne
                                     Name:  Philip W. Milne
                                     Title: President & Chief Executive Officer

Date:  June 30, 2004

                                  EXHIBIT INDEX

EXHIBIT NO.    DESCRIPTION OF DOCUMENT

     10.1 $350,000,000 Credit Agreement, dated as of June 29, 2004, among MoneyGram International, Inc., the lenders, Bank One, NA, as agent, Wachovia Bank, National Association and Bank of America, N.A., as co-syndication agents and KeyBank National Association and U.S. Bank National Association as co-documentation agents